CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm in this Registration Statement on Form N-1A of AlphaCentric Energy Income Fund, a series of Mutual Fund Series Trust, under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

Cohen & Company, Ltd.

Chicago, Illinois

December 20, 2019